UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2015

KITE REALTY GROUP TRUST

KITE REALTY GROUP, L.P.

(Exact name of registrant as specified in its charter)

Maryland	001-32268	11-3715772
Delaware	333-202666-01	20-1453863
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

30 S. Meridian Street

Suite 1100

Indianapolis, IN 46204

(Address of principal executive offices) (Zip Code)

(317) 577-5600

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

Second Amendment to Fourth Amended and Restated Credit Agreement

On June 29, 2015, Kite Realty Group Trust (the “Company”) and Kite Realty Group, L.P. (the “Operating Partnership”) entered into the Second Amendment (the “Amendment”) to the Fourth Amended and Restated Credit Agreement (the “Amended Credit Agreement”), dated as of July 1, 2014, by and among the Operating Partnership, as borrower, the Company, as guarantor, KeyBank National Association, as a lender and Administrative Agent (the “Agent”), and the other lenders party thereto.

The Amendment increased the unsecured term loan facility from $230 million to $400 million (the “Amended Term Loan”) pursuant to the Operating Partnership’s exercise of its option to request such increase under the Amended Credit Agreement. The scheduled maturity of the Amended Term Loan remains July 1, 2019, which maturity date may be extended until January 1, 2020 at the Operating Partnership’s option, subject to certain conditions. The $170 million of additional proceeds, which was drawn on June 29, 2015, was used to retire the loans secured by the Company’s Beacon Hill and Draper Peaks operating properties and to pay down amounts outstanding under the Company’s unsecured revolving credit facility.

The Amendment also modified two financial covenants applicable to the Company to permit, in each case, only once during the term of the Amended Credit Agreement for up to four consecutive fiscal quarters following a material acquisition, (i) an increase in the maximum leverage ratio from 60% to 65%, and (ii) an increase in the unsecured indebtedness to unencumbered pool value ratio from .60 to 1.00 to .65 to 1.00.

The Amendment also removes two financial covenants to which the Company had been subject: (i) that the number of properties included in the unencumbered pool of properties not be fewer than 20 at any time, and (ii) that the aggregate value of the properties included in the unencumbered pool of properties not be less than $650,000,000 at any time. Additionally, the Amendment provides the Company, the Operating Partnership and the Company’s subsidiaries with more flexibility to make certain payments and distributions during the term of the Amended Credit Agreement, so long as no default or event of default exists or would result therefrom.

In addition to the foregoing, the Amendment eliminates certain reporting requirements triggered by the addition of new properties to the unencumbered pool. The Amendment also clarifies that the obligation to preserve the right to pledge the interests of the Company or its subsidiaries, including the Operating Partnership, in the unencumbered pool properties to the Agent does not prohibit a provision contained in an agreement evidencing unsecured indebtedness which contains restrictions on encumbering assets that are substantially similar to, or less restrictive than, the restrictions in the Amended Credit Agreement.

The foregoing summary is not complete and is qualified in its entirety by reference to the copy of the Amendment, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03.                                        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01.                                     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1

Second Amendment to Fourth Amended and Restated Credit Agreement, dated as of June 29, 2015, by and among Kite Realty Group, L.P., Kite Realty Group Trust, KeyBank National Association, as Administrative Agent, and the other lenders party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

KITE REALTY GROUP TRUST

Date: July 2, 2015	By:	/s/ Daniel R. Sink
Daniel R. Sink
Executive Vice President and
Chief Financial Officer

KITE REALTY GROUP, L.P.

	By:	Kite Realty Group Trust, its sole general partner

	By:	/s/ Daniel R. Sink
Daniel R. Sink
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1

Second Amendment to Fourth Amended and Restated Credit Agreement, dated as of June 29, 2015, by and among Kite Realty Group, L.P., Kite Realty Group Trust, KeyBank National Association, as Administrative Agent, and the other lenders party thereto.